SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 7, 2011 (January 31, 2012)
ALERIS INTERNATIONAL, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware (State or other jurisdiction of incorporation)	333-173180 (Commission File Number)	27-1539680 (IRS Employer Identification No.)

25825 Science Park Drive, Suite 400, Beachwood, Ohio 44122
(Address of Principal Executive Offices, including Zip Code)
(216) 910-3400
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
Aleris International, Inc. (the “Company”) is filing this Amendment No. 1 on Form 8-K/A (“Amendment No. 1”) to report the equity compensation awards granted to Mr. Robert O’Leary in connection with his appointment to the Board of Directors (the “Board”) of the Company, as reported in the Company's Current Report on Form 8-K dated December 7, 2011 and filed on December 13, 2011 (the "Original Form 8-K"). This Amendment No. 1 is being filed to amend Item 5.02 of the Original Form 8-K to add information regarding the equity compensation awards made on January 31, 2012.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Director
As previously reported under item 5.02 on the Original Form 8-K, Robert O’Leary was appointed on December 7, 2011 to serve as a member of the Board, having been designated by the investment funds managed by Oaktree Capital Management, L.P. (“Oaktree”) and their subsidiaries that are invested in our parent company, Aleris Corporation (collectively, the “Oaktree Funds”).
On January 31, 2012, the Compensation Committee of the Board, together with the Compensation Committee of Aleris Corporation, approved the following grants under the Aleris Corporation 2010 Equity Incentive Plan (the “Equity Incentive Plan”), to provide to Mr. O’Leary with equity-based compensation in connection with his director service. It was previously disclosed that Mr. O’Leary also receives an annual retainer of $50,000 payable in equal installments at the end of each calendar quarter with respect to service on the Board, consistent with the Company’s current policies for compensation of Oaktree directors. The equity compensation awards to Mr. O’Leary include:

•	A grant of 2,400 restricted stock units (“RSUs”) which settle at vesting through the issuance of shares of Aleris Corporation common stock equal to the number of RSUs that have vested; and

•
A grant of stock options to acquire 29,500 shares of common stock of Aleris Corporation, with a per share exercise price equal to the fair market value of a share of common stock of Aleris Corporation on the date of grant.

The RSUs and option awards are granted under the Equity Incentive Plan and, in each case, pursuant to an award agreement, in the forms attached hereto as Exhibit 99.1, with respect to the RSUs and Exhibit 99.2, with respect to the stock options. The restrictions will lapse on the RSUs and the options vest, in each case, as to six and one-quarter percent (6.25%) of the total initial award, on each quarterly anniversary of the date of the director’s appointment to the Board during the four-year period following the date of the director’s appointment. During the four-year vesting period, if the director is not reelected, reappointed or is removed from the board of directors of Aleris Corporation and the Company, all RSUs and options of that director will vest. If board service ceases for any other reason, all unvested RSUs and unvested options are forfeited. If a director is serving on the Board at the time of a Change in Control as defined in the Equity Incentive Plan, his or her RSUs or stock options will vest to the extent set forth in the award agreements. In June 2011, the board of directors of Aleris Corporation approved an amendment to the equity award agreements, which amendment was re-authorized on January 31, 2012, to provide that, effective immediately prior to the effectiveness of the initial public offering of Aleris Corporation, outstanding awards will be subject to the terms of an amended and restated Equity Incentive Plan (which would also be effective immediately prior to the effectiveness of such initial public offering).

For each of the directors designated by the Oaktree Funds, including Mr. O’Leary, all cash and non-cash compensation paid to the Oaktree directors with respect to their service as one of our directors is turned over to an Oaktree affiliate pursuant to an agreement between the Oaktree Funds and the Oaktree director as part of his or her employment with the Oaktree Funds.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

99.1    Form of Director Restricted Stock Unit Award Agreement and Amendment 1, thereto
99.2    Form of Director Stock Option Award Agreement and Amendment 1, thereto

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ALERIS INTERNATIONAL, INC.

Date: February 6, 2012	/s/ Kelly R. Thomas
By: Kelly R. Thomas
Its: Vice President and Treasurer